AGREEMENT TO CONVERT DEBT

This Agreement to Convert Debt (the “Agreement”) is made as of December 19, 2007 (the “Effective Date”) by and among Richardson & Patel, LLP (the “Firm”), United Heritage Corporation, a Utah corporation (the “Company”), and Blackwood Ventures LLC, the majority shareholder of the Company.

RECITALS

A. The Company owes the Firm $237,485.16 (the “Debt Amount”) as of November 30, 2007, for legal services rendered not in connection with any capital raising transaction or making a market in the Company’s stock.

B. The Company wishes to pay the Debt Amount by issuing securities to the Firm and the Firm has agreed to accept the Company’s securities as full and final payment of the Debt Amount, in accordance with the terms of this Agreement.

Therefore, the Company and the Firm agree as follows:

AGREEMENT

1.	Issuance of Securities; S-8 Registration Statement; Cancellation of Debt.

(a) Securities to be Issued. The Firm agrees to accept, and the Company agrees to issue to the Firm, as full and final payment of the Debt Amount, 296,856 shares (the “Shares”) of the Company’s common stock (“Common Stock”) registered with the Securities and Exchange Commission (the “SEC”) on Form S-8, and a warrant, in the form attached hereto as Exhibit A, to purchase 222,642 shares of Common Stock at an exercise price of $1.40 per share (the “Warrant”).

(b) Shareholder Approval and S-8 Registration Statement. Blackwood hereby consents to the issuance of the Shares and the Warrant. The Company agrees to file with the SEC an Information Statement on Schedule 14C relating to the foregoing consent (the “14C”) no later than January 11, 2008. Assuming the SEC does not comment to the 14C, the Company will file a registration statement on Form S-8 covering the Shares (the “S-8”) no later than February 15, 2008. In the event the SEC comments to the 14C, the Company agrees to respond to and resolve such comments to the SEC’s satisfaction as soon as commercially practicable thereafter, and to file the S-8 no later than three business days following the date when the SEC informs the Company that it has no further comments to the 14C.

(c) Delivery of Securities; Cancellation of Debt Amount. Upon filing the S-8, the Company will instruct its transfer agent to deliver to the Firm’s designee, Erick Richardson, at 10900 Wilshire Blvd., Suite 500, Los Angeles, CA 90024, a certificate in the name of Erick Richardson representing the Shares, free of any restrictive legend, along with an original execution copy of the Warrant registered in the Firm’s name. Upon receipt of the Shares and the Warrant, the Firm will record the payment of the Debt Amount on its books and records.

2.	Representations by Company.

The Company hereby represents and warrants to the Firm as follows:

(i) The Company is duly organized, validly existing and in good standing under the laws of the State of Utah.

(ii) The Company has all requisite power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and the transactions contemplated hereby, and the execution, delivery and performance by the Company of this Agreement has been duly authorized by all requisite action by the Company and this Agreement, when executed and delivered by the Company, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(iii) The execution, delivery and performance by the Company of this Agreement have been duly authorized by all requisite corporate action of the Company; and this Agreement has been duly executed and delivered by the Company.

(iv) The Shares and, when issued, the shares issuable upon exercise of the Warrant (the “Warrant Shares”), will be duly and validly issued, fully paid and nonassessable, and free of any liens or encumbrances.

3.	Representations by the Firm.

The Firm hereby represents and warrants to the Company as follows:

(i) The Firm has all requisite power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and the transactions contemplated hereby, and the execution, delivery and performance by the Firm of this Agreement has been duly authorized by all requisite action by the Firm and this Agreement, when executed and delivered by the Firm, constitutes a valid and binding obligation of the Firm, enforceable against the Firm in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(ii) The Firm has a pre-existing business relationship with the Company and its officers and directors.

(iii) The Firm and its designee, Erick Richardson, are “accredited investors”, as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933.

(iv) The offering of the Shares and the Warrant to the Firm was effected without any form of general solicitation or advertising on the part of the Company.

4.	Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Firm.

(b) Notices. Any and all notices or other communications or deliveries to be provided by the Firm hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the Company at 1310 West Wall, Midland, Texas 79701, facsimile number _________ Attn: Chief Executive Officer or such other address or facsimile number as the Company may specify for such purposes by notice to the Firm delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to the Firm at 10900 Wilshire Blvd., Suite 500, Los Angeles, CA 90024, facsimile number (310) 208-1154, Attn: Erick Richardson. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (Pacific time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (Pacific time) on any date and earlier than 11:59 p.m. (Pacific time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. Neither the Firm nor the Company may assign its rights or obligations hereunder without the prior written consent of the other.

(d) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(e) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(f) Injunctive Relief. The parties shall be entitled to seek specific performance of the obligations hereunder, and in addition to any other remedies available at law or in equity, shall be entitled to injunctive relief hereunder.

(g) Governing Law. This Agreement shall be governed by the laws of the State of California, without regard to its principles of conflict of laws.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement to Convert Debt as of the date first written above.

UNITED HERITAGE CORPORATION

By:
Joseph F. Langston, Jr., Interim CEO

RICHARDSON & PATEL, LLP

By:
Kevin Friedmann, Partner

BLACKWOOD VENTURES LLC

By:

Name: Andrew Taylor-Kimmins Title: